SECURITIES PURCHASE AGREEMENT

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SECURITIES PURCHASE AGREEMENT (the "**Agreement**"), dated as of October 14, 2012, by and among DC BRANDS INTERNATIONAL, INC., a Colorado corporation, with headquarters located at 9500 W. 49th Avenue, Suite D-106, Wheat Ridge, CO 80033 (the "**Company**"), and HARD SAVE LLC, a Colorado limited liability company with offices at 8361 North Rampart Range Road, Littleton, Colorado 80125 (the "**Buyer**").

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "**SEC**") under the under the Securities Act of 1933, as amended (the "**1933 Act**").

B. The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 10,000 Units, each Unit consisting of 0.0333 shares of Series B Preferred Stock and 9.11 shares of Series D Preferred Stock (the Series B Preferred Stock and the Series D Preferred Stock hereinafter referred to as the Units, pursuant to the Certificate of Designation, Rights and Preferences, in the form attached hereto as Exhibit A (the "**Certificate of Designation**"), which Series B Preferred Shares are convertible into shares of the Company's common stock (the "Series C Preferred Shares, the Series D Preferred Shares and the Common Stock as converted, collectively, the "**Securities**").

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES.

(a) Purchase of Preferred Shares.

(i) Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to Buyer, and Buyer, shall purchase from the Company on the Closing Date (as defined below), the Units (the "**Closing**").

(ii) Initial Closing. The date and time of the initial Closing (the "Initial **Closing Date**") shall be 10:00 a.m., New York City time, on the date hereof after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Gracin & Marlow, LLP, Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174. Subsequent Closings will be agreed to by the parties and all of the requirements for a Closing as contained in this Agreement shall apply to all subsequent Closings.

(iii) Purchase Price. The aggregate purchase price for the Units to be purchased by the Buyer at the Closing (the "**Purchase Price**") shall be $1,250,000 plus the conversion of debt held by Dave Coppfer of $35,000. This equates the cost per unit (10,000 total) at $128.50. So for each $250,000 invested HARD Save LLC will receive 1,945.53 units which would equate to 64.79 shares of Series B and 17,725.68 shares of Series D

(b) Form of Payment. On the Initial Closing Date, (i) Buyer shall pay $250,000 of the Purchase Price to the Company for the 1,946 Units to be issued and sold to Buyer at the Closing, plus 272 units for the conversion of $35,000 of previous debt outlined above, by wire transfer of immediately

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available funds in accordance with the Company's written wire instructions and the Company shall deliver to Buyer the Units which such Buyer is purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee and (ii) Buyer shall exchange the note evidencing $35,000 of previous debt outlined above for 272 Units The balance of the Purchase Price shall be paid at the discretion of the Buyer with the approval of the Board of Directors of the Company. As additional funds are invested by Buyer in the Company, additional Units will be issued at a price of $128.50 per Unit. The Buyer shall have 18 months from the date of the Initial Closing to complete the purchase of the additional Units and thereafter Buyer's right to purchase such remaining Units shall cease. This term can be extended by the Company and the Buyer upon their mutual consent. Any Units not purchased within such 18 month period shall be available for offer to other potential investors. The wire transfer information for the company is:

Chase Bank
Denver, CO
ABA # 102001017
A/C# 122366890

2. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants that:

(a) Organization; Authority. Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Buyer of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of such Buyer. This Agreement has been duly executed by Buyer, and when delivered by Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(b) No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

(c) Accredited Investor. Buyer is an accredited investor as defined in Rule 501of Regulation D promulgated under the Securities Act of 1933.

(d) No Public Sale or Distribution. Such Buyer (i) is acquiring the Preferred Shares and (ii) upon conversion of the Preferred Shares, will acquire the Common Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the

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representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws.

(e) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(f) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h) Transfer or Resale. Such Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Buyer, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, "**Rule 144**"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i) Certain Trading Activities. Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company's securities) during the period commencing as of the time that such Buyer was first contacted by the Placement Agent (as defined below) regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer (it being understood and agreed that for all purposes of this Agreement, and, without implication that the contrary would otherwise be true, that neither transactions nor purchases nor

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sales shall include the location and/or reservation of borrowable shares of Common Stock). "**Short Sales**" means all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the "**1934 Act**").

(j) Experience of Such Buyer. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(k) General Solicitation. Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(l) No Directed Selling Efforts. The Buyer has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Buyer may sell or otherwise dispose of the Securities pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements.

(m) No Plan or Scheme. The Buyer acknowledges that the statutory and regulatory basis for the exemption from U.S. registration requirements claimed for the offer of the Preferred Shares, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state or provincial securities laws.

(n) Observance of Local Laws. The Buyer has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Preferred Shares or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Preferred Shares; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Buyer's subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Buyer's jurisdiction.

The Company acknowledges and agrees that Buyer does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer that, as of the date hereof and as of the Closing Date (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary (as defined below) of the Company):

(a) Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Colorado, with corporate power and authority to own or lease its properties and conduct its business as described in its Annual Report on Form 10-K for

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the year ended December 31, 2011 (the "**Annual Report**"). The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC) other than as set forth in the Annual Report and otherwise has no direct or indirect subsidiaries. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) (collectively a "**Material Adverse Effect**").

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "**Transaction Documents**") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, and the reservation for issuance and the issuance of the shares issuable upon conversion of the Preferred Shares have been duly authorized by the Company's Board of Directors, and no further filing, consent, or authorization is required by the Company's Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c) Issuance of Securities. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company have been duly authorized and, when issued and paid for as contemplated herein, will be free from all taxes, liens and charges with respect to the issue thereof, validly issued, fully paid and non-assessable, and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of shares of common stock issuable upon conversion of the Preferred Shares. The offering or sale of the Securities as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon issuance or conversion in accordance with the Preferred Shares, the shares to be issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. There are no securities or instruments issued by the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities

(d) Equity Capitalization. As of the date hereof, the Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in the Annual Report or any quarterly reports on Form 10-Q or Current Reports on Form 8-K filed since the filing of the Annual Report with the SEC (all such filings including the Annual Report being referred to as the "**SEC Filings**"), except for the issuance of additional Preferred Shares to Buyer pursuant to an exchange agreement of even date herewith (the "**Exchange Agreement**"), the Units to be issued to Buyer pursuant to this Agreement and the issuance of other shares of Preferred Stock in exchange for certain Company debt.

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(e) Disclosure. The Common Stock of the Company is registered pursuant to Section 12 of the 1934 Act. During the one year period preceding the date of this Agreement, the Company has timely filed all SEC Filings. At the times of their respective filing, all such reports, schedules, forms, statements and other documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder. At the times of their respective filings, such reports, schedules, forms, statements and other documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Preferred Shares of the Company have not been registered with the Securities and Exchange Commission.

(f) Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities. The Company has satisfied or will satisfy all requirements of the federal and state securities laws and, except for a Form 8-K filing, the issuance of the Preferred Shares does not require any filing with the Securities and Exchange Commission or any state regulators.

(g) Financial Statements. The consolidated financial statements of the Company, together with related notes and schedules as set forth or incorporated by reference in the SEC Filings, present fairly in all material respects the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such consolidated financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting ("**GAAP**"), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Annual Report present fairly in all material respects the information shown therein, at the indicated dates and for the indicated periods, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the SEC Filings.

(h) Weaknesses or Changes in Internal Accounting Controls. Except as disclosed in the SEC Filings, the Company is not aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

(i) Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC thereunder (collectively, the "**Sarbanes-Oxley Act**") has been applicable to the Company, there is, and has been, no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in material compliance in all respects with all provisions of the Sarbanes-Oxley Act that are in effect with respect to which the Company is required to comply and is actively taking steps to ensure that it will be in material compliance with the other provisions of the Sarbanes-Oxley Act which will become applicable to the Company.

(j) Litigation. There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in the SEC Filings and the proposed settlement agreements that are anticipated to be settled as soon as this initial closing occurs.

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(k) Title. The Company has good and marketable title to all of the material properties and assets reflected in the consolidated financial statements hereinabove described or described in the Annual Report, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the SEC Filings or which are not material in amount or would not materially interfere with the use to be made of such properties or assets. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the SEC Filings.

(l) Taxes. Except for occurrences that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company has filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes that are material in amount indicated by such returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company in accordance with GAAP, and the Company does not know of any actual or proposed additional material tax assessments.

(m) Absence of Certain Changes. Except as disclosed in the SEC Filings, there has not been any Material Adverse Effect, and there has not been any material transaction entered into by the Company. The Company has no material contingent obligations which are not disclosed in the SEC Filings.

(n) No Conflicts. The Company is not, or with the giving of notice or lapse of time or both, will not be after giving effect to the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares, and the reservation for issuance and the issuance of the underlying commons shares), (i) in violation of its articles of organization, by-laws, any certificate of designations or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its respective properties is bound, or of the articles of organization or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except to the extent that such conflict, breach or default would not have a Material Adverse Effect.

(o) Contracts. There is no document, contract or other agreement required to be described in the SEC Filings that is not described or filed as required by the 1934 Act or the rules and regulations thereunder. Each description of a contract, document or other agreement in the SEC Filings accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the SEC Filings or listed in the exhibits to the SEC Filings or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principle). Neither the Company nor, to the Company's knowledge, any other party is in default

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in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company is a party or by which the Company or its respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

(p) Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect.

(q) Conduct of Business. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company and the Company will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Intellectual Property. Except as described in the SEC Filings or in any document incorporated by reference therein, the Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses in the manner in which they are being conducted; the Company owns or possesses the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (**"Intellectual Property"**) necessary to carry on their business in all material respects in the manner in which it is being conducted; the Company has not infringed, and the Company has not received notice of conflict with, any Intellectual Property of any other person or entity. The Company has taken all steps reasonably necessary to secure ownership interests in Intellectual Property created for it by any contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the SEC Filings and are not described therein in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the SEC Filings and are not described therein in all material respects. None of the technology employed by the Company and material to the Company's business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, directors or employees or, to the Company's knowledge, otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the SEC Filings, would knowingly violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. Except for prior infringements by others of Intellectual Property owned by or licensed to the Company, which the Company, through counsel, has resolved through cease-and-desist letters, the Company is not aware of any current infringement by others of Intellectual Property owned by or licensed to the Company.

(s) Money Laundering Laws. The operations of the Company is and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the **"Money Laundering Laws"**), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened.

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(t) Office of Foreign Assets Control. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("**OFAC**"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(u) Employee Benefits. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("**ERISA**"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "**Code**"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(v) Transactions with Affiliates. Except as disclosed in the SEC Filings, there are no relationships or related-party transactions involving the Company and to the knowledge of the Company, any other person required to be described in the SEC Filings which have not been described as required.

(w) Environmental Laws. The Company is (i) not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"); (ii) does not own or operate any real property contaminated with any substance that is subject to environmental laws; (iii) is not liable for any off-site disposal or contamination pursuant to any environmental laws; and (iv) is not subject to any claim relating to any environmental laws, where, in each of the foregoing clauses (i), (ii), (iii) and (iv), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(x) Listing; 1933 Act Registration. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1933 Act or the quotation of the Common Stock on the OTCBB, nor, has the Company received any notification that the SEC or the OTCBB is currently contemplating terminating such registration or quotation.

(y) Contributions; Foreign Corrupt Practices. The Company has not made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

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(b) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, including general and administrative expenses and the repayment of outstanding indebtedness of the Company.

(c) Disclosure of Transactions and Other Material Information. Without the prior written consent of Buyer, neither the Company nor any of its affiliates shall disclose the name of Buyer in any filing, announcement, release or otherwise unless such disclosure is required by law or regulation Notwithstanding the foregoing, the Buyer acknowledges that this Agreement is required to be filed as an exhibit to a Form 8-K with the SEC within four (4) business days and consents to such filing.

(d) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares (without taking into account any limitations on the exercise of the Preferred Shares).

5 REGISTER.

The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares in which the Company shall record the name and address of Buyer (including the name and address of each transferee)), the number of Common Shares issuable upon conversion of the Preferred Shares. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Shares to Buyer at the Closing is subject to the satisfaction, at or before the Initial Closing Date and all subsequent closings, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyer with prior written notice thereof:

(i) Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares being purchased by Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(ii) The representations and warranties of Buyer shall be true and correct as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to each Closing Date.

(iii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

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(iv) The Buyer shall have delivered to Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

7. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.

The obligation of Buyer hereunder to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to Buyer the Preferred Shares (allocated in such amounts as Buyer shall request), being purchased by Buyer at the Closing pursuant to this Agreement. Notwithstanding anything else to the foregoing in this Agreement, Buyer hereby consents to delivery of the Preferred Shares within three (3) business days after the Closing Date.

(ii) The Company shall have delivered to Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(iii) The Company shall have delivered to Buyer a copy of the Articles of Incorporation, as amended.

(v) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (1) the resolutions adopted by the Company's Board of Directors in a form reasonably acceptable to Buyer; (2) the Articles of Incorporation; and (3) the Bylaws, each as in effect at the Closing, in the form attached hereto as <u>Exhibit B</u>.

(vi) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as <u>Exhibit C</u>.

(vii) The Company shall have delivered to Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(viii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(ix) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

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(x) The Company shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

8. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Colorado. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Denver, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

(b) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an "**Electronic Delivery**"), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties

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will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and any amendment to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding upon the Buyer and holders of Securities as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

DC Brands International, Inc.
9500 W. 49th Avenue, Suite D-106
Wheat Ridge, CO 80033
Facsimile: (303) 279-6165
Attention: Bob Armstrong

with a copy (for informational purposes only) to:

Gracin & Marlow, LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone: (212) 907-6457
Facsimile: (212) 208-4657
Attention: Leslie Marlow, Esq.

If to the Transfer Agent:

Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034
Telephone: (972) 963-0012
Facsimile: (469) 633-0088
Attention:

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If to Buyer:

Hard Save LLC
8361 North Rampart Range Road
Littleton, Colorado 80125

with a copy (for informational purposes only) to:

to its address and facsimile number set forth above, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication; (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission; or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations and warranties of the Company and the Buyer contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

DC BRANDS INTERNATIONAL, INC.

By: ______________________
Name: Robert H. Armstrong
Title: C.F.O.

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

HARD SAVE LLC

By: ______________________________

Name: Alan Feldman

Title: Manager

EXHIBITS

Exhibit A	Certificate of Designation, Rights and Preferences of the Series C, D, E, F & G Convertible Preferred Stock and Certificate of Designation, Rights and Preferences of the Series C, D, E, F & G Convertible Preferred Stock
Exhibit B	Form of Secretary's Certificate
Exhibit C	Form of Officer's Certificate
Exhibit D	Projected Budget
Exhibit E	Projected Debt Conversion